Exhibit 99.1

HUDSON TECHNOLOGIES ANNOUNCES MANAGEMENT APPOINTMENTS TO STRENGTHEN OPERATIONS, EXTEND MARKET REACH AND ACCELERATE GROWTH

•	ROB STOODY PROMOTED TO SENIOR VICE PRESIDENT, OPERATIONS
•	KIRK REIMER NAMED VICE PRESIDENT, SALES & MARKETING

Woodcliff Lake, NJ –March 18, 2026– Hudson Technologies, Inc. (NASDAQ: HDSN) (“Hudson” or “the Company”) a leading provider of innovative and sustainable refrigerant products and services to the Heating, Ventilation, Air Conditioning and Refrigeration Industry – and one of the nation’s largest refrigerant reclaimers – announces several management changes, including the appointments of Rob Stoody to Senior Vice President, Operations and Kirk Reimer to Vice President, Sales & Marketing.

“As we begin to move through 2026, we have restructured our senior management team with the goal of more effectively leveraging our industry-leading sales and service capabilities. The HVAC industry requires a multitude of products and services to keep cooling systems online, and we have elevated and expanded our team to ensure we are employing the best go-to-market and customer service strategies to further our leadership position while driving profitable growth,” stated Ken Gaglione, President and Chief Executive Officer of Hudson Technologies.

In his new role, Rob Stoody will have oversight responsibility of Hudson’s plant operations, supply chain and logistics. Most recently Rob served as Vice President, Supply Chain where he was responsible for strategic initiatives optimizing supply chain including sourcing, procurement, logistics and distribution with a focus on aligning operational efficiency and cost management with the Company's growth objectives. Before that Rob was Vice President, Military and Gases, where he was instrumental in driving Hudson’s competitive bid to win the United States Defense Logistics Agency (DLA) contract. Rob has overseen the successful servicing of that contract which has fostered a strong relationship with the agency including consistently favorable satisfaction ratings.

The Company has also promoted Mostafa Parsa to Vice President, Operations and Cesar Alonso will rejoin Hudson as Vice President, Supply Chain. Mr. Parsa previously served as Director of Plant Operations where he oversaw plant activities nationwide. Mr. Alonso fills the role previously held by Rob Stoody. Cesar was Hudson’s Supply Chain Director from 2021 to 2024 and earlier in his career he served in senior Demand Planning roles for Honeywell.

“We’re pleased to share these changes to our operational organization. With this strengthened team in place, we are focused on further enhancing our reputation for operational excellence while also applying our capabilities to win new opportunities in new market verticals as our industry and customers meet the challenges of an evolving refrigerant market,” Mr. Gaglione commented.

As part of the Company’s management restructuring, Kirk Reimer will take on the expanded role of Vice President, Sales and Marketing where he will oversee refrigerant sales, services and core marketing activities. Kirk is a seasoned sales professional who most recently served as Vice President, Sales where he had day-to-day oversight of Hudson’s high performing nationwide sales organization and played a critical role in the development and implementation of Hudson’s sales strategies.

“Kirk has led our sales organization for many years and he has cultivated valuable insight related to the refrigerant market as well as deep and longstanding customer relationships. We believe his growth mindset and track record of success position him well to drive growth in refrigerant sales as well as our services business,” Mr. Gaglione continued.

Additionally, Meredith Baskies joins Hudson as Director of Marketing, where she will drive the marketing strategy and identify and implement opportunities and initiatives to expand the Company’s go-to-market approach for both existing customers and potential partners. She brings 15 years of experience as a marketing professional for multi-billion-dollar global organizations. Most recently, Meredith served as Director of Global Strategic Marketing for Gelest, a consumer care, life sciences and semiconductor subsidiary of Mitsubishi Chemical, where she built the division’s first marketing group and developed and implemented omni-channel growth initiatives by identifying new revenue opportunities and elevating the brand’s market presence. Earlier in her career she served as Head of Marketing, Home Care & Industrial and Institutional Cleaning, North America at BASF Corporation, where she developed the division’s 10-year strategy to drive revenue, volume and margin growth. Meredith will report directly to Kirk Reimer, Vice President, Sales and Marketing.

The Company also announces that Kate Houghton has exited her roles as Senior Vice President Sales & Marketing and member of the Hudson Board of Directors, to pursue other endeavors.

Mr. Gaglione concluded, ‘We believe Hudson has the sales and distribution capabilities, service expertise and market recognition to expand our customer base, partnerships, and strategic alliances. With this new team in place, we are well-positioned to capitalize on the opportunities we are seeing to increase our leading presence in the marketplace and drive value for our shareholders.”

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative and sustainable refrigerant products and services to the Heating Ventilation Air Conditioning and Refrigeration industry. For nearly three decades, we have demonstrated our commitment to our customers and the environment by becoming one of the first in the United States and largest refrigerant reclaimers through multimillion dollar investments in the plants and advanced separation technology required to recover a wide variety of refrigerants and restoring them to Air-Conditioning, Heating, and Refrigeration Institute standard for reuse as certified EMERALD Refrigerants™.   The Company's products and services are primarily used in commercial air conditioning, industrial processing and refrigeration systems, and include refrigerant and industrial gas sales, refrigerant management services consisting primarily of reclamation of refrigerants and RefrigerantSide® Services performed at a customer's site, consisting of system decontamination to remove moisture, oils and other contaminants. The Company’s SmartEnergy OPS® service is a web-based real time continuous monitoring service applicable to a facility’s refrigeration systems and other energy systems. The Company’s Chiller Chemistry® and Chill Smart® services are also predictive and diagnostic service offerings. As a component of the Company’s products and services, the Company also generates carbon offset projects.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained herein which are not historical facts constitute forward-looking statements. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, changes in the laws and regulations affecting the industry, changes in the demand and price for refrigerants (including unfavorable market conditions adversely affecting the demand for, and the price of, refrigerants), the Company's ability to source refrigerants, regulatory and economic factors, seasonality, competition, litigation, the nature of supplier or customer arrangements that become available to the Company in the future, adverse weather conditions, possible technological obsolescence of existing products and services, possible reduction in the carrying value of long-lived assets, estimates of the useful life of its assets, potential environmental liability, customer concentration, the ability to obtain financing, the ability to meet financial covenants under existing credit facilities, any delays or interruptions in bringing products and services to market, the timely availability of any requisite permits and authorizations from governmental entities and third parties as well as factors relating to doing business outside the United States, including changes in the laws, regulations, policies, and political, financial and economic conditions, including inflation, interest and currency exchange rates, of countries in which the Company may seek to conduct business, the Company’s ability to successfully integrate any assets it acquires from third parties into its operations, and other risks detailed in the Company's 10-K for the year ended December 31, 2025 and other subsequent filings with the Securities and Exchange Commission. The words "believe", "expect", "anticipate", "may", "plan", "should" and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Investor Relations Contact: John Nesbett/Jennifer Belodeau IMS Investor Relations (203) 972-9200 hudson@imsinvestorrelations.com	Company Contact: Brian Bertaux, CFO Hudson Technologies, Inc. (845) 735-6000 bbertaux@hudsontech.com